Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery
for
EMMIS COMMUNICATIONS CORPORATION

Offer to Exchange

Any and All Shares of 6.25% Series A Cumulative Convertible Preferred Stock

This Notice of Guaranteed Delivery is being supplied for informational purposes only to persons who hold shares of 6.25% Series A Cumulative Convertible Preferred Stock (the “Existing Preferred Stock”) of Emmis Communications Corporation, an Indiana corporation (“Emmis”). For further information regarding the tender process, holders of the Existing Preferred Stock should read “The Exchange Offer — How to Tender” section of the Proxy Statement/Offer to Exchange dated July 6, 2010 (the “Proxy Statement/Offer to Exchange”).

If a shareholder desires to tender shares of Existing Preferred Stock pursuant to the Exchange Offer and the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed on or prior to the later of 5:00 p.m., New York City time, on August 3, 2010, or the latest time and date to which the Exchange Offer may be extended by Emmis (the “Expiration Time”), the holder may nevertheless tender shares of Existing Preferred Stock with the effect that the tender will be deemed to have been received on or prior to the Expiration Time if the following conditions are satisfied:

•	prior to the Expiration Time, the Exchange Agent receives through the DTC ATOP system a notice setting forth the name(s) and address(es) of the holder(s) and the number and series of shares being tendered, and stating that the tender is being made thereby and guaranteeing that the Exchange Agent will receive within three business days after the date of the notice, an Agent’s Message and confirmation of book-entry transfer of the Existing Preferred Stock into the Exchange Agent’s account with DTC, and any other documents required by the Letter of Transmittal; and

•	within three business days after the date of the DTC ATOP notice, the Exchange Agent receives a Book-Entry Confirmation of the transfer of the Existing Preferred Stock into the Exchange Agent’s account at DTC as described above and a properly transmitted Agent’s Message.

By tendering shares of Existing Preferred Stock through the procedures for guaranteed delivery, the shareholder authorizes the Exchange Agent to deliver a notice indicating the shareholder’s election to tender shares of Existing Preferred Stock pursuant to the terms and conditions of the Exchange Offer and the procedures for guaranteed delivery to Emmis.

By tendering shares of Existing Preferred Stock through the procedures for guaranteed delivery, the shareholder represents that it is the holder of the shares of Existing Preferred Stock being tendered (or caused to be tendered) and is entitled to tender (or cause to be tendered) such shares of Existing Preferred Stock as contemplated by the Exchange Offer and, pursuant to the guaranteed delivery procedures described in the Proxy Statement/Offer to Exchange and Letter of Transmittal, and hereby tenders (or causes a tender) to Emmis the aggregate shares of Existing Preferred Stock indicated in the notice delivered by DTC to the Exchange Agent pursuant to the procedures of guaranteed delivery.

By tendering shares of Existing Preferred Stock through the procedures for guaranteed delivery, the shareholder understands that Emmis will accept for exchange the shares of Existing Preferred Stock validly tendered on or prior to the Expiration Time. The procedures for guaranteed delivery pursuant to the Exchange Offer may only be utilized prior to the Expiration Time. The shareholder also understands that tenders of shares of Existing Preferred Stock may be withdrawn at any time prior to the Expiration Time but the exchange consideration shall not be payable in respect of the shares of Existing Preferred Stock so withdrawn. For a valid withdrawal of a tender of shares of Existing Preferred Stock to be effective, it must be made in accordance with the procedures set forth in the Proxy Statement/Offer to Exchange under the section “The Exchange Offer — Withdrawal Rights.”

By tendering shares of Existing Preferred Stock through the procedures for guaranteed delivery, the shareholder understands that issuance and delivery of the New Notes as consideration for the exchange of the shares of Existing Preferred Stock will be made only after timely receipt by the Exchange Agent of:

•	a Book-Entry Confirmation; and

•	a properly transmitted Agent’s Message, with any signature guarantees and any other documents required by the Letter of Transmittal.

The shareholder also understands that under no circumstances will interest be paid by Emmis by reason of any delay in making payment to the shareholder.

By tendering shares of Existing Preferred Stock through the procedures for guaranteed delivery, the shareholder understands represents and warrants that:

•	such holder has a net long position in the Existing Preferred Stock being tendered pursuant to the Exchange Offer within the meaning of Rule 14e-4 under the Exchange Act; and

•	the tender of such Existing Preferred Stock complies with Rule 14e-4.

Tenders made pursuant to a Notice of Guaranteed Delivery are subject to the terms and the conditions as set forth in the Proxy Statement/Offer to Exchange and the Letter of Transmittal for the Existing Preferred Stock. DTC participants that submit a Notice of Guaranteed Delivery to the Exchange Agent through the DTC ATOP system agree to be bound by the terms and conditions of the Exchange Offer as set forth in the Proxy Statement/Offer to Exchange, the Letter of Transmittal and this Notice of Guaranteed Delivery and agree that Emmis may enforce the terms and conditions of these agreements against the participant.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the shareholder, and every obligation of the shareholder under this Notice of Guaranteed Delivery shall be binding upon the shareholder’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

DELIVERY OF A PHYSICAL NOTICE OF GUARANTEED DELIVERY TO THE EXCHANGE AGENT, EMMIS, OR BNY MELLON SHAREOWNER SERVICES, THE INFORMATION AGENT, DOES NOT CONSTITUTE A VALID DELIVERY. ONLY SUBMISSION OF THE NOTICE OF GUARANTEED DELIVERY INFORMATION REQUIRED PURSUANT TO AND THROUGH THE DTC ATOP BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE PROXY STATEMENT/OFFER TO EXCHANGE ) WILL CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

By tendering shares pursuant to this Notice of Guaranteed Delivery, the DTC participating institution acting as nominee for the tendering shareholder acknowledges and agrees to the following:

GUARANTEE

THE DTC PARTICIPATING INSTITUTION ACTING AS NOMINEE AND AGENT FOR THE TENDERING SHAREHOLDER IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OK IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934 EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE GUARANTOR INSTITUTION,” AND GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED UNDER THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE PROXY STATEMENT/OFFER TO EXCHANGE INTO THE EXCHANGE AGENT’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) NASDAQ TRADING DAYS OF THE EXPIRATION TIME.

The Exchange Agent for the Exchange Offer is:

BNY Mellon Shareowner Services
480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310

By First Class Mail:	By Registered, Certified or Express Mail, Overnight Courier or by Hand:
BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

By Facsimile Transmission:
(For Eligible Institutions Only)
(201) 680-4626

To Confirm Facsimile Transmissions:
(201) 680-4860
(For Confirmation Only)

The Information Agent for the Exchange Offer is:

BNY Mellon Shareowner Services
480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310

Call (866) 301-0524 (toll free) for calls within the US, Canada and Puerto Rico
Call (201) 680-6579 (collect) for calls outside of the US, Canada and Puerto Rico

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